UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

PERICOM SEMICONDUCTOR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

Filed by Pericom Semiconductor Corporation

Commission File No. 000-27026

Pursuant to Rule 14a-12 Under the Securities Exchange Act of 1934

Subject Company: Pericom Semiconductor Corporation

Commission File No. 000-27026

This Schedule 14A filing pursuant to Rule 14a-12 consists of the following communications relating to the proposed acquisition of Pericom Semiconductor Corporation (“Pericom”) by Diodes Incorporate (“Diodes”) and PSI Merger Sub, Inc., a wholly-owned subsidiary of Diodes (“Merger Sub”), pursuant to the terms of an Agreement and Plan of Merger, dated September 2, 2015, by and among Pericom and Diodes:

(i)	Joint Letter to Pericom Customers;

(ii)	Joint Letter to Pericom Channel Partners;

(iii)	Joint Letter to Pericom Suppliers; and

(iv)	Transcript to the Diodes Incorporated Conference Call to Discuss the Proposed Acquisition of Pericom Semiconductor Corporation held on September 3, 2015.

Each of items (i)-(iii) was first used or made available on September 10, 2015.

September 10, 2015

Dear Customer,

We are pleased to inform you of our recent announcement that Diodes Incorporated and Pericom Semiconductor have entered into an Agreement and Plan of Merger that provides for the acquisition of Pericom by Diodes. A copy of this announcement is included for your reference.

We are excited by the opportunities this business combination will afford our companies, as we will be able to provide our customers a broader, more extensive product offering, an expanded support infrastructure, and continued world-class customer service.

As our valued customer, we would like to assure that you can continue to rely on the same quality, support, and service you expect from us. The transaction is subject to approval by Pericom’s shareholders, as well as other customary closing conditions and regulatory approvals, and is expected to close in 4Q15. While we are working through our consolidation plan, our focus and priority remains on supporting our customers and day-to-day business without interruption.

We will continue to inform you of our status and progress as needed as we work toward the completion of this transaction. We look forward to bringing you the strength of our combined portfolio, and the support and enthusiasm of our entire team.

We thank you for your business and trust in us.

Sincerely,

/s/ Dr. Keh-Shew Lu	/s/ Alex Hui

Dr. Keh-Shew Lu	Alex Hui
President and Chief Executive Officer	Chief Executive Officer
Diodes Incorporated	Pericom Semiconductor Corporation

(Please see important additional information on the reverse side of this letter)

Additional Information and Where to Find It

Pericom intends to file a proxy statement in connection with the merger. Investors and security holders are urged to read the proxy statement when it becomes available because it will contain important information about the transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, security holders will be able to obtain free copies of these documents (when they are available) from Pericom by contacting Pericom’s Investor Relations by telephone at (408) 232-9100, or by mail to Investor Relations Department, Pericom Semiconductor Corporation, 1545 Barber Lane, Milpitas, California 95035 or by going to Pericom’s Investor Relations page on its corporate website at www.pericom.com. Diodes, Pericom and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Pericom in connection with the merger. Information regarding the special interest of these directors and executive officers in the transaction will be included in the proxy statement described above. Additional information regarding the directors and executive officers of Pericom is also included in Pericom’s proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on October 16, 2014. Additional information regarding the directors and executive officers of Diodes is also included in Diodes’ proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 16, 2015. These documents are available free of charge at the SEC’s website at www.sec.gov and as described above.

Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the letter above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such statements include statements as to: the expected benefits of the acquisition, including the expected benefits to customers, suppliers and channel partners; the efficiencies, cost savings, revenues, and enhanced product offerings, market position, and design and manufacturing capabilities of Diodes and Pericom after the acquisition; and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” “will” and similar expressions. Potential risks and uncertainties include, but are not limited to, such factors as: the possibility that the transaction may not be consummated, including as a result of any of the conditions precedent; the risk of superior acquisition proposal from other parties; the risk of Diodes being unable to obtain sufficient financing from lenders to complete the acquisition; the risk of global market downturn conditions and volatilities impacting the completion of the acquisition or the funding; the risk that Pericom’s business will not be integrated successfully into Diodes’; the risk that the expected benefits of the acquisition may not be realized, including the expected benefits to customers, suppliers and channel partners; difficulties coordinating Diodes’ and Pericom’s new product and process development, and the impact of competition and other risk factors relating to our industry and business as detailed from time to time in Diodes’ and Pericom’s filings with the United States Securities and Exchange Commission.

Recent news releases, annual reports and SEC filings are available at Diodes’ website: http://www.diodes.com and Pericom’s website: http://www.pericom.com or at the SEC’s website www.sec.gov.

September 10, 2015

Dear Channel Partner,

We are pleased to inform you of our recent announcement that Diodes Incorporated and Pericom Semiconductor have entered into an Agreement and Plan of Merger that provides for the acquisition of Pericom by Diodes. A copy of this announcement is included for your reference.

We are excited by the opportunities this business combination will afford our companies, as we will be able to provide our customers a broader, more extensive product offering, an expanded support infrastructure, and continued world-class customer service.

The transaction is subject to approval by Pericom’s shareholders, as well as other customary closing conditions and regulatory approvals, and is expected to close in 4Q15. While we are developing our consolidation plan, our focus and priority remains on working with our channel partners to support our customers on day-to-day business without interruption. To ensure smooth execution there are no changes to your established contacts and interfaces.

We will continue to inform you of our status and progress as needed as we work toward the completion of this transaction. We look forward to bringing you the strength of our combined portfolio, and the support and enthusiasm of our entire team.

We thank you for your continued support.

Sincerely,

/s/ Dr. Keh-Shew Lu	/s/ Alex Hui

Dr. Keh-Shew Lu	Alex Hui
President and Chief Executive Officer	Chief Executive Officer
Diodes Incorporated	Pericom Semiconductor Corporation

(Please see important additional information on the reverse side of this letter)

Additional Information and Where to Find It

Pericom intends to file a proxy statement in connection with the merger. Investors and security holders are urged to read the proxy statement when it becomes available because it will contain important information about the transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, security holders will be able to obtain free copies of these documents (when they are available) from Pericom by contacting Pericom’s Investor Relations by telephone at (408) 232-9100, or by mail to Investor Relations Department, Pericom Semiconductor Corporation, 1545 Barber Lane, Milpitas, California 95035 or by going to Pericom’s Investor Relations page on its corporate website at www.pericom.com. Diodes, Pericom and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Pericom in connection with the merger. Information regarding the special interest of these directors and executive officers in the transaction will be included in the proxy statement described above. Additional information regarding the directors and executive officers of Pericom is also included in Pericom’s proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on October 16, 2014. Additional information regarding the directors and executive officers of Diodes is also included in Diodes’ proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 16, 2015. These documents are available free of charge at the SEC’s website at www.sec.gov and as described above.

Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the letter above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such statements include statements as to: the expected benefits of the acquisition, including the expected benefits to customers, suppliers and channel partners; the efficiencies, cost savings, revenues, and enhanced product offerings, market position, and design and manufacturing capabilities of Diodes and Pericom after the acquisition; and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” “will” and similar expressions. Potential risks and uncertainties include, but are not limited to, such factors as: the possibility that the transaction may not be consummated, including as a result of any of the conditions precedent; the risk of superior acquisition proposal from other parties; the risk of Diodes being unable to obtain sufficient financing from lenders to complete the acquisition; the risk of global market downturn conditions and volatilities impacting the completion of the acquisition or the funding; the risk that Pericom’s business will not be integrated successfully into Diodes’; the risk that the expected benefits of the acquisition may not be realized, including the expected benefits to customers, suppliers and channel partners; difficulties coordinating Diodes’ and Pericom’s new product and process development, and the impact of competition and other risk factors relating to our industry and business as detailed from time to time in Diodes’ and Pericom’s filings with the United States Securities and Exchange Commission.

Recent news releases, annual reports and SEC filings are available at Diodes’ website: http://www.diodes.com and Pericom’s website: http://www.pericom.com or at the SEC’s website www.sec.gov.

September 10, 2015

Dear Supplier,

We are pleased to inform you of our recent announcement that Diodes Incorporated and Pericom Semiconductor have entered into an Agreement and Plan of Merger that provides for the acquisition of Pericom by Diodes. A copy of this announcement is included for your reference.

We are excited by the opportunities this business combination will afford our companies, as we will be able to provide our customers a broader, more extensive product offering, an expanded support infrastructure, and continued world-class customer service.

As our important supplier, we ask for the continued quality, service, and support we have been receiving. The transaction is subject to approval by Pericom’s shareholders, as well as other customary closing conditions and regulatory approvals, and is expected to close in 4Q15. While we are working through our consolidation plan, our focus and priority remains on supporting our respective customers and day-to-day business without interruption. Your continued support of our manufacturing needs is critical to that focus. To ensure smooth execution there are no changes to your established contacts and interfaces.

We will inform you of our status and progress as needed as we work toward the completion of this transaction.

We thank you for your continued support of our business.

Sincerely,

/s/ Dr. Keh-Shew Lu	/s/ Alex Hui

Dr. Keh-Shew Lu	Alex Hui
President and Chief Executive Officer	Chief Executive Officer
Diodes Incorporated	Pericom Semiconductor Corporation

(Please see important additional information on the reverse side of this letter)

Additional Information and Where to Find It

Pericom intends to file a proxy statement in connection with the merger. Investors and security holders are urged to read the proxy statement when it becomes available because it will contain important information about the transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, security holders will be able to obtain free copies of these documents (when they are available) from Pericom by contacting Pericom’s Investor Relations by telephone at (408) 232-9100, or by mail to Investor Relations Department, Pericom Semiconductor Corporation, 1545 Barber Lane, Milpitas, California 95035 or by going to Pericom’s Investor Relations page on its corporate website at www.pericom.com. Diodes, Pericom and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Pericom in connection with the merger. Information regarding the special interest of these directors and executive officers in the transaction will be included in the proxy statement described above. Additional information regarding the directors and executive officers of Pericom is also included in Pericom’s proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on October 16, 2014. Additional information regarding the directors and executive officers of Diodes is also included in Diodes’ proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 16, 2015. These documents are available free of charge at the SEC’s website at www.sec.gov and as described above.

Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the letter above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such statements include statements as to: the expected benefits of the acquisition, including the expected benefits to customers, suppliers and channel partners; the efficiencies, cost savings, revenues, and enhanced product offerings, market position, and design and manufacturing capabilities of Diodes and Pericom after the acquisition; and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” “will” and similar expressions. Potential risks and uncertainties include, but are not limited to, such factors as: the possibility that the transaction may not be consummated, including as a result of any of the conditions precedent; the risk of superior acquisition proposal from other parties; the risk of Diodes being unable to obtain sufficient financing from lenders to complete the acquisition; the risk of global market downturn conditions and volatilities impacting the completion of the acquisition or the funding; the risk that Pericom’s business will not be integrated successfully into Diodes’; the risk that the expected benefits of the acquisition may not be realized, including the expected benefits to customers, suppliers and channel partners; difficulties coordinating Diodes’ and Pericom’s new product and process development, and the impact of competition and other risk factors relating to our industry and business as detailed from time to time in Diodes’ and Pericom’s filings with the United States Securities and Exchange Commission.

Recent news releases, annual reports and SEC filings are available at Diodes’ website: http://www.diodes.com and Pericom’s website: http://www.pericom.com or at the SEC’s website www.sec.gov.

SEPTEMBER 03, 2015 / 5:00PM, DIOD - Diodes Inc Conference Call to Discuss the Proposed Acquisition of Pericom Semiconductor Corporation

CORPORATE PARTICIPANTS

Leanne Sievers Shelton Group - EVP

Keh-Shew Lu Diodes Incorporated - President & CEO

Julie Holland Diodes Incorporated - VP of Worldwide Analog Products

Rick White Diodes Incorporated - CFO

Mark King Diodes Incorporated - SVP of Sales and Marketing

Alex Hui Pericom Semiconductor Corporation - CEO

CONFERENCE CALL PARTICIPANTS

Steve Smigie Raymond James & Associates, Inc. - Analyst

Suji Desilva Topeka Capital Markets - Analyst

Gary Mobley The Benchmark Company - Analyst

Christopher Longiaru Sidoti & Company - Analyst

Shawn Harrison Longbow Research - Analyst

Harsh Kumar Stephens Inc. - Analyst

Lena Zhang Blaylock Robert Van, LLC - Analyst

PRESENTATION

Operator

Good morning and welcome to Diodes Inc’s conference call regarding its proposed acquisition of Pericom Semiconductor Corporation.

(Operator Instructions)

As a reminder, this conference call is being recorded today, Thursday, September 3, 2015. I would now like to turn the call over to Shelton Group, the investor relations agency for Diodes Inc. Leanne, please go ahead.

Leanne Sievers - Shelton Group - EVP

Good morning and thank you for joining our conference call today to discuss the proposed acquisition of Pericom Semiconductor. I’m Leanne Sievers, Executive Vice President of Shelton Group, Diodes’ investor relations firm. With us today are Diodes’ President and CEO, Dr. Keh-Shew Lu; Chief Financial Officer, Rick White; Senior Vice President of Sales and Marketing, Mark King; Vice President of Worldwide Analog Products, Julie Holland; and Director of Investor Relations, Laura Mehrl. Also joining us and available for questions is Pericom Semiconductor’s CEO Alex Hui.

If you have not yet received a copy of the press release, you can access a copy on Diodes website, at www.diodes.com, under the Investor Relations section. There is also a slide presentation that we will be using in conjunction with this call that may be accessed through the website link on Diodes’ website and is also posted as a PDF in the Investor Relations section. The slide presentation and management’s statements during this conference call will include discussions of certain measures and financial information in GAAP and non-GAAP terms.

Before I turn the call over to Dr. Lu, I’d like to remind our listeners that management’s prepared remarks contain forward-looking statements which are subject risks and uncertainties, and management may make additional forward-looking statements in response to your questions. These forward-looking statements include, but are not limited to, statements related to the benefits of the proposed transaction between Diodes Inc and

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

SEPTEMBER 03, 2015 / 5:00PM, DIOD - Diodes Inc Conference Call to Discuss the Proposed Acquisition of Pericom Semiconductor Corporation

Pericom Semiconductor. These forward-looking statements are based on information available to Diodes and Pericom as of today, September 3, 2015, and current expectations, forecasts and assumptions involve a number of risk and uncertainties. Actual results may differ materially from these forward-looking statements, and therefore we refer you to a more detailed discussion of the risks and uncertainties in the Company’s filings with the Securities and Exchange Commission. The Company claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act of 1995, and assumes no obligation to update these projections in the future as market conditions may or may not change.

For those of you unable to listen to the entire call at this time, a recording will be available via webcast for 60 days at the Investor Relations section of Diodes’ website. And now, it’s my pleasure to turn the call over to Diodes’ President and CEO, Dr. Keh-Shew Lu.

Keh-Shew Lu - Diodes Incorporated - President & CEO

Thank you, Leanne. Welcome, everyone, and thank you for joining us today. We are very excited about today’s announcement regarding the proposed acquisition of Pericom Semiconductor by Diodes.

In addition to offering substantial synergies and a compelling strategic rationale for both companies’ customers, employees and shareholders, I believe this acquisition is a key milestone on Diodes’ path toward achieving our financial goal of $1 billion revenue and a 35% gross profit margin. As we will discuss today, this transaction meets all our acquisition criterias and will also be immediately accretive to GAAP earnings per share.

As Leanne mentioned, there is a slide presentation available on our website. I have asked Julie Holland, our Vice President of Worldwide Analog Products, to review with you as part of today’s call before we open the call for your questions.

Julie Holland - Diodes Incorporated - VP of Worldwide Analog Products

Thank you, Dr. Lu. It’s my pleasure to be here today. Let’s turn now to the presentation. We believe this acquisition is a winning combination. Diodes’ acquisition of Pericom Semiconductor creates a stronger global company with a greatly enhanced analog and mixed signal product offering. When looking at the strengths and expertise of each company, Diodes has a high volume discrete, analog and logic products; cost-effective packaging capabilities; a strong global presence; a broad product and customer base; and an existing focus on the consumer, computing and communications markets, with an emphasis on expanding products in the industrial and automotive markets.

Pericom Semiconductor has a broad portfolio of switches, signal integrity, connectivity and timing products; a focus on emerging connectivity platforms; deep customer relationships with market-leading customers; and a strong position in networking and data center applications, with a growing presence in embedded automotive products. When combined, there are many synergies, including a broader product footprint, including an expanded analog product line and the addition of the mixed signal connectivity portfolio; deeper platform content in multiple targeted applications; operating synergies; access to technology know-how that can advance the combined company’s product road map; and broader participation in applications and customers within our targeted market segments.

Let’s turn now to slide 4. Let me provide an overview of Pericom’s business from both a corporate and a financial perspective. As a worldwide supplier of semiconductors specializing in timing, switching, signal conditioning, and bridging of high speed serial signals, Pericom has a comprehensive portfolio of products for timing and connectivity solutions in networking, data center, wireless access, and industrial applications.

The company was founded in 1990. It IPO’ed in October of 1997 on NASDAQ, and is headquartered in Milpitas, California. The company has over 900 employees with sales offices in Taiwan, China, Korea, Singapore, Japan and the US. Pericom has in-house design centers across several locations in the US and Asia, plus manufacturing sites for its crystal and crystal oscillator products in Jinan, China and Jhongli, Taiwan. Pericom uses a fabless model for ICs, and their IC packaging is outsourced to partners in Taiwan and China and Malaysia.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

SEPTEMBER 03, 2015 / 5:00PM, DIOD - Diodes Inc Conference Call to Discuss the Proposed Acquisition of Pericom Semiconductor Corporation

In terms of financials, Pericom reported revenue for their FY15, ending in the June quarter, of $129 million, with $14 million in EBIDTA and gross margin of approximately 45%. During FY15, they generated $16.5 million in net free cash flow. Their cash and short-term investments were $129 million, as of June 27 of this year.

Looking now at slide 5. Pericom’s business strengths and attributes strongly support the rationale for the transaction and will greatly benefit Diodes’ business and expand our product portfolio. The rationale for the transaction includes the strengthening of our overall product offering with an extensive mixed-signal connectivity portfolio of switching, bridging, and signal conditioning products. It expands our analog standard products line with the addition of a complete line of timing products. It offers an expansion of our platform content and additional platform value in targeted applications such as smartphones and tablets, while increasing our presence in additional growing applications such as networking, cloud computing, and embedded automotive within our target end markets. It allows us to capitalize on Pericom’s deep customer relationships at key accounts, while Diodes’ scale can be instrumental in expanding the presence and emphasis on the Pericom product line across Diodes’ more extensive sales network and worldwide channel.

The transaction will provide Diodes access to Pericom’s technology and design portfolio to accelerate Diodes’ product development. Additionally, the transaction creates cross-selling opportunities for our complementary analog and mixed-signal product lines in several emerging applications. There are opportunities for profitability improvements through operating and administrative efficiencies due to the combined company’s enhanced scale.

And finally, it aligns with Diodes’ strategy to drive growth through select acquisitions. We have a successful track record of integrating acquisitions, including FabTech in 2000, Anachip and APD Semiconductor in 2006, Zetex in 2008, and BCD and PAM in 2013.

The terms of the acquisition include a purchase price of $17 per share for a total cost of approximately $400 million. The acquisition is expected to close in the fourth quarter of this year. The boards of both companies have approved the transaction, which is still subject to approval by Pericom’s shareholders, as well as other customary closing conditions and regulatory approvals.

Turning now to slide 6. You can see that from a product perspective, the combined company offers a significant increase in the depth and breadth of Diodes’ product offerings. The white areas of this chart represent Diodes’ existing products. The light blue highlighted section is the extensive line of Pericom’s connectivity products, which is expansionary to the Diodes’ portfolio. And the light gray shaded areas represent the synergistic product portfolio.

Together, the combined portfolios are complementary and enhance the product offerings available to support a larger, more diverse customer and application base. As a result, we expect to realize opportunities from the increased scale afforded by Diodes’ extensive channel presence and global sales network, as well as cross-selling opportunities, which will increase the combined company’s sales across an expanded application and end customer base.

Looking now at slide 7. This transaction will enhance the Diodes’ analog footprint with the addition of Pericom’s line of complete clock tree solutions. This comprehensive portfolio includes clock buffers, a variety of clock generators and synthesizers, crystals and crystal oscillators. Pericom’s timing solutions support a wide variety of applications, including attractive emerging markets such as cloud computing and automotive infotainment, as well as existing target applications within the networking, storage, digital media and industrial spaces.

Pericom’s crystal and crystal oscillator product lines are supported with fully automated, in-house manufacturing facilities in Taiwan and China. The Jhongli and Jinan assembly sites provide a specialized, vertically-integrated source of supply for these product lines, and they are consistent with Diodes’ strategy of owned manufacturing.

Looking now at slide 8, the combination of Diodes’ and Pericom’s product portfolios will also enable us to capitalize on a high growth market opportunity supporting the emerging USB type C connector interface. This next-generation standard will support high speed data communications, audio, video, and power, all over a single cable with a reversible connecter. Adoption of this standard is being driven within portable consumer electronics such as smartphone, tablets, and notebook computing, and is expected to be fanned out broadly to a wide range of applications in the storage, server, and display markets. In addition to Diodes’ existing power management products such as USB power switches, transient voltage suppressors, power controllers and power MOSFETs, Pericom’s extensive line of USB connectivity products will allow us to offer an enhanced platform solution to address this exciting new standard and high-growth opportunity.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

SEPTEMBER 03, 2015 / 5:00PM, DIOD - Diodes Inc Conference Call to Discuss the Proposed Acquisition of Pericom Semiconductor Corporation

Looking at slide 9. With Pericom’s presence in networking, server, and storage applications, the combined company will have a more balanced business base across our target end markets. We will see our participation in the communications space increase to 23% of the combined company, with a stronger position in enterprise networking and wireless access. In the computing market, we will see an increase to 19% of our revenues, with a shift to large and growing data center applications such as servers, storage, and cloud computing. Pericom’s emerging position in embedded automotive applications will complement Diodes’ strategic push to grow our automotive business.

Looking at slide 10, in terms of manufacturing, our global infrastructure will consist of Diodes’ wafer fabs in Shanghai, China, Kansas City, and Oldham, in the UK, and our packaging facilities in Shanghai, China, Neuhasu, Germany, as well as our joint venture packaging facility in Chengdu, China. Pericom will add crystal and crystal oscillator manufacturing sites in Jinan, China, and Jhongli, Taiwan.

Looking now at slide 11, you can see that the transaction provides Diodes with a larger revenue base, as well as the ability to achieve operational synergies to expand our markets and accelerate margin growth. We expect this transaction to be immediately accretive.

When looking at pro-forma results based on a calendar year for the combined company, revenue for 2Q 2015 would have been approximately $250 million and $1 billion for the trailing 12 months. Gross profit for 2Q 2015 would expand to approximately $84 million, with an increased gross margin of approximately 33.5%. We believe there is opportunity for further revenue expansion and margin growth through cross-selling and capitalizing on Diodes’ scale advantage within the channel and global sales infrastructure.

Turning to slide 12. We believe that Pericom Semiconductor is a strong strategic fit and meets the acquisition criteria that we have been consistently communicating to our shareholders and investors. First, the proposed transaction is immediately accretive to earnings, exceeding our typical one-year goal for most acquisitions. It allows us to expand our existing analog portfolio while also expanding into the high-speed connectivity products area, as well.

It will provide us with access to additional key customers, as well as allow us to open several attractive new markets and application spaces. We will have the opportunity for cross-selling, as well as revenue expansion by leveraging Diodes’ scale within the channel. And finally, it gives us additional dedicated manufacturing capability for the crystal and crystal oscillator product lines.

Finally, looking at slide 13, Diodes’ focus continues to be on generating profitable growth through a combination of manufacturing cost leadership, high volume end market focus, strong customer relationships, aggressive new product introductions, product portfolio expansion, innovative process and packaging technology, as well as select strategic acquisitions. Pericom is another key milestone in this growth strategy, and we look forward to the combined company’s success.

With that, we will now open the call for questions.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions)

Steve Smigie, Raymond James.

Steve Smigie - Raymond James & Associates, Inc. - Analyst

Congratulations on another great deal.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

SEPTEMBER 03, 2015 / 5:00PM, DIOD - Diodes Inc Conference Call to Discuss the Proposed Acquisition of Pericom Semiconductor Corporation

Keh-Shew Lu - Diodes Incorporated - President & CEO

Thank you, Steve.

Steve Smigie - Raymond James & Associates, Inc. - Analyst

I was hoping you could talk a little bit about what type of synergies you might be thinking about here. Are there any operating expense cuts that could be made? And then on manufacturing, could you be bringing in some of that packaging that’s outsourced into your facility in Chengdu or elsewhere?

Keh-Shew Lu - Diodes Incorporated - President & CEO

Number one, since you know my M&A strategy , I always say people is the most important asset for the M&A strategy. Therefore, I will not be today talking about we are cutting the R&D people or cutting important peoples. We always — our strategy always — grow the revenue and such that R&D and SG&A will go into our business model. Since I took over the company, we have so many M&A, though we always used it this way, by aggressively grow revenue to bring those expense as a percentage of revenue down. Now talking about this deal, as a result of corporate costs that we don’t need two boards , we don’t need two auditors. Those kinds of supporting functions, yes, those synergies, we think we can get.

Now talking about making function, we will mutually help each other. Some of their IC product, we cannot bring in, but it’s just that we acquire BCD , the one we can bring in or aggressively bring in Diodes’ operation. If the one from makes sense to bring in we would let them stay outside. If the product can be bringing into Diodes operation, we’ll do it. Now if not, another thing is we can mutually help each other. The crystal and the crystal oscillator production, there are a lot of technology in there, we can help each other. I don’t know what else, questions?

Steve Smigie - Raymond James & Associates, Inc. - Analyst

Sure. And I was hoping you could talk a little bit about the balance sheet and consideration. I know you talked about, I think, using your line of credit. Would you also use any cash off the Diodes balance sheet, as well, or is it primarily you are just going to use your financing lines?

Keh-Shew Lu - Diodes Incorporated - President & CEO

Right now, the finance arrangement is we applied for and we approved now, we have $400 million of revolver, plus $100 million of term loan which is part of $500 million financial capacity we have, and we’re already using almost $100 million due to that M&A. So we really don’t need to use Pericom’s cash.

Steve Smigie - Raymond James & Associates, Inc. - Analyst

Okay. Great. And last question is just, will you need any approvals from overseas? Will you need Chinese approval for this transaction, or European approval? Thanks.

Keh-Shew Lu - Diodes Incorporated - President & CEO

Rick, why don’t you answer it?

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

SEPTEMBER 03, 2015 / 5:00PM, DIOD - Diodes Inc Conference Call to Discuss the Proposed Acquisition of Pericom Semiconductor Corporation

Rick White - Diodes Incorporated - CFO

This is Rick. We’re looking at that. We’re still assessing whether or not regulatory approvals are going to be required in the countries where we are operating and also where Pericom is operating. So we don’t have a definitive answer on that yet, but we’re working through that process.

Steve Smigie - Raymond James & Associates, Inc. - Analyst

Okay. Great. Thanks a lot, guys.

Operator

Suji Desilva, Topeka Capital.

Suji Desilva - Topeka Capital Markets - Analyst

Hello, Dr. Lu, Diodes team. Congratulations on the deal. And Alex, nice talking to you again. It’s been a while. The first question, Dr. Lu, you guys haven’t talked much about the percent of business that’s analog versus discrete in a while, but I’m thinking with a transaction like this, it’s an important mix number to revisit, if you could give us some general idea of where you are landing these days in the mix of analog versus discrete for the combined companies?

Keh-Shew Lu - Diodes Incorporated - President & CEO

You know, Suji, we do not separate discrete versus IC business , because most of them using same packaging, the same wafer fab. So we don’t separate the revenue from each segment. But we grow analog and logic at the same time we grow discrete. And with this Pericom is really important for us is the broaden our product portfolio. And for them, it’s the scale. Their revenue is even smaller than our analog revenue. So by joining together the scale benefit the Pericom product, and the same time, the customer synergy is very good and we can bring their product and they can bring our product into the marketplace, into the equipment and into the customer.

So from this kind of mutual benefit point of view, that’s why I wanted to pick this one. It’s really a win-win deal for both companies and employees, shareholders; and actually, it helps the customer, too.

Mark King - Diodes Incorporated - SVP of Sales and Marketing

Yes. I think to just add to the customer standpoint, there are several key customers where they are very strategic analog or mixed-signal supplier where we might only be a discrete supplier. So we think we could see some great entry in for our analog products on their back, as well as some places where we’re very strong. So I think there’s some great opportunities, there.

Suji Desilva - Topeka Capital Markets - Analyst

That’s helpful, guys. I think generally we should be thinking less and less about the distinction there, that they’re both similar to you in terms of financial opportunity, so that makes sense. From a percent uplift — if this question’s answerable — right now, if you think about what Diodes sells into, a TV or phone or things like that, can you give us a sense of the magnitude of what Pericom Semi parts might uplift your content opportunity, on average, on these platforms, just to give us some ballpark idea, if that’s even calculable?

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

SEPTEMBER 03, 2015 / 5:00PM, DIOD - Diodes Inc Conference Call to Discuss the Proposed Acquisition of Pericom Semiconductor Corporation

Mark King - Diodes Incorporated - SVP of Sales and Marketing

I don’t really think we’ve done that analysis, yet. We have to learn where their positioned and what they’re doing, exactly, in the same places we are. So I think it will take some time to understand. I just don’t think we’ve had enough time to really get down into that level of detail. But of course, we see a significant opportunity in all of our end equipment to combine and grow our content. That’s a key feature in this acquisition.

Suji Desilva - Topeka Capital Markets - Analyst

Fair enough. I was thinking the analog could be a significant uplift, given the pricing of that versus the discretes. But we’ll come back to that. And then last question, Dr. Lu, for you. You’ve done a transaction here now. I’m curious, with the ebbs and flows of the consolidation going on now, what the deal environment is like outside of the Pericom Semi deal for you? Are there a lot of opportunities available? Or is it less favorable now? Can you give us any color there? Thanks.

Keh-Shew Lu - Diodes Incorporated - President & CEO

Suji, one at a time. I want to spend some time to consolidate together, to take all the benefits, synergies we can do that. But M&A is the growth strategy .. So opportunity serves, then we would take action . I’m not just saying it’s done. I’m not just saying no. But right now, one at a time. And we’ll finish this one and then looking at the next one.

Suji Desilva - Topeka Capital Markets - Analyst

Fair enough, Dr. Lu. Again, guys, congratulations on the deal.

Keh-Shew Lu - Diodes Incorporated - President & CEO

Thank you.

Operator

Gary Mobley, Benchmark.

Gary Mobley - The Benchmark Company - Analyst

Thanks for taking my question. Congrats on seemingly another good transaction. I wanted to start out with some specifics on the synergies and extend Steve’s questions a little bit, into a little bit more detail. If I look at the non-GAAP operating expense guidance from Pericom for the September quarter, it was about $10.6 million. Based on the elimination of some duplicate cost, what do you think you can get that non-GAAP quarterly OpEx run rate down to?

Keh-Shew Lu - Diodes Incorporated - President & CEO

Rick, do you want to answer this question?

Rick White - Diodes Incorporated - CFO

Yes, sure. So we’ve looked at this, the synergies from a marketing standpoint and from a very, I will say, upper level viewpoint. We think that the synergies could be $5 million to $7 million a year, something like that, if we look at all the types of dual costs that we have. We’re still assessing that. We just announced it last night. So we’re trying to figure out exactly what the details are. But synergies are in that $5 million to $7 million range.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

SEPTEMBER 03, 2015 / 5:00PM, DIOD - Diodes Inc Conference Call to Discuss the Proposed Acquisition of Pericom Semiconductor Corporation

Gary Mobley - The Benchmark Company - Analyst

All right. Fair enough. And if I overlay the revenue mixes from each respective company and looked at the gross margins respectively, it looks like you’re running on a forward 12-month basis at about a 34% gross margin level. I think in your prepared comments and the press release you reference a goal of hitting $1 billion goal in revenue and 35% gross margin, which is what you would be at or exceed in 2016 with the combined companies. So do you think a 35% gross margin in 2016 is realistic, once you benefit from some of the cost synergies?

Keh-Shew Lu - Diodes Incorporated - President & CEO

You know that’s my business model, my business model always 35% GP. And we will do whatever we can to reach to that percent. What we said now today is about 33.3%, according to Julie’s presentation, based on second quarter this year, which is previous quarters you know the results . And we will continue our Diodes cost reduction and the synergy and all this duel cost.

We are not creating any headcount or any R&D SG&A, R&D type of a reduction. Because that is not our M&A strategy. They do have some dual costs, corporate costs, which we can eliminate and all can enhance to each other. So because of that, we don’t know. But we’re still too early to come up with a number, and we are not ready to give that guidance yet. But I believe this is one step forward to the business model I stated a long time ago, 35% GP.

Gary Mobley - The Benchmark Company - Analyst

Okay. All right. Alex, it’s been more than a dozen years since I covered Pericom. But if I’m not mistaken, the expectation is for FY16 revenue to accelerate versus the trailing 12 months, based on various product cycles. And I’m wondering if that’s still how you feel the revenue will unfold, and has there been any change from that expectation as a result of PC weakness? And related to that, the Diodes team, how do you feel about the tone of your business, just given the seemingly incremental negative change in the China environment?

Alex Hui - Pericom Semiconductor Corporation - CEO

China, as we mentioned in our previous conference call, we’re actually still quite positive about our PC business, because of our position in Skylake. Also on the consumer side, because of how our position in terms of the USB type-C products, and again, with the bigger Diodes sales team, we hope we could even leverage that further.

Keh-Shew Lu - Diodes Incorporated - President & CEO

From Diodes’ point of view, you are right, the PC segment is really not as strong as what we had been experiencing. And so we understand that. We see what Pericom’s doing very well is in they upgrade their PC business to several for data center to storage, that kind of area we see a growth area. And I believe can help to bring us products toward that area.

Then when we talk about USB Type-C, [power B type of area]. Again, we have a very strong MOSFET our AC to DC into this area now, together with Pericom’s USB Type-C, and together with our MOSFET, our AC-to-DC, those kind of orders come up and can serve the semi market quite well. So this is what I see help each other for the revenue growth in the future.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

SEPTEMBER 03, 2015 / 5:00PM, DIOD - Diodes Inc Conference Call to Discuss the Proposed Acquisition of Pericom Semiconductor Corporation

Gary Mobley - The Benchmark Company - Analyst

Okay. Last question for me and I’ll hop off. Was this a competitive bid?

Keh-Shew Lu - Diodes Incorporated - President & CEO

The proxy is going to be filed in probably very early futures. Therefore, I don’t want to make any comment today.

Gary Mobley - The Benchmark Company - Analyst

Okay. All right. Fair enough. Thanks, guys. Appreciate the commentary.

Operator

Christopher Longiaru, Sidoti & Company.

Christopher Longiaru - Sidoti & Company - Analyst

I’ll add my congratulations.

Keh-Shew Lu - Diodes Incorporated - President & CEO

Thank you.

Christopher Longiaru - Sidoti & Company - Analyst

One of Diodes’ strengths over the last decade has been manufacturing and packaging. And with what Pericom has gone through, they’ve seen a massive increase in their gross margins. And a large part of that has been a shift from just straight crystal to crystal oscillators. Do see any ability within those manufacturing facilities to bring any of that stuff in-house or to enhance the manufacturing process that they already have, and can you give us a little more granular explanation of the opportunity that you see there?

Keh-Shew Lu - Diodes Incorporated - President & CEO

Okay. From the patents product, or frequency product, I’m sorry, from the frequency product, they have enough capacity in their own facilities in Jhongli, Taiwan and Jinan, China. Therefore, there’s no reason for us to put it into Diodes’ operations. They are doing well. They will continue doing that. Now some of their product which they are outside, which is IC product, if they are outside, can be produced by Diodes, yes, or try to bring into our Diodes manufacturing. But that is really target for the IC type of product instead of frequency type of product.

Christopher Longiaru - Sidoti & Company - Analyst

And that would be more towards the BCD fab, I would guess?

Keh-Shew Lu - Diodes Incorporated - President & CEO

It would be a BCD fab, because they are an analog product. So if we can bring in the fab , then will be BCD fab. But the packaging will be in Diodes, either Chengdu or SKE assembly site or Diodes fab sites.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

SEPTEMBER 03, 2015 / 5:00PM, DIOD - Diodes Inc Conference Call to Discuss the Proposed Acquisition of Pericom Semiconductor Corporation

Christopher Longiaru - Sidoti & Company - Analyst

Okay. And also — this is going back to a gross margin question — so Pericom, with that shift that’s continuing in terms of the crystal to crystal oscillator business, they’re in the middle innings of that shift. So when you talk about that 35% gross margin, is there opportunity beyond that, just based on the fact that that progression is going to continue in a positive direction? Can you give us any idea of what your gross margin opportunity could be?

Keh-Shew Lu - Diodes Incorporated - President & CEO

Well, from gross margin opportunity point of view . If they are 45% yesterday, 45% is an even number, okay? Interestingly enough, every product is 45%, is the average. So if you look at that, at some were above 45%, and some were below 45%. With Diodes’ manufacturing capability, we can help to bring those low GP areas . For example, the frequency type of product, crystal, that kind of product, we can help.

Second is scale. Just like Diodes, we all thought of low and high and it’s not anyone above. Right now, 31.5%, it’s not anything above 35% And I’ve been talking about mix change, mix improvement. And with this kind of crystal in our product, some of the crystal product maybe has higher GP than Diodes. So if we can help them sell their product, and not keeping synergy and the customer synergy, then from there, when the GP can be improved and the product mix can be improved. I don’t see that’s a problem. I’m not really focused for the next year, too early for me. But we still target at 35% is our business model. We will do our best to achieve that goal.

Mark King - Diodes Incorporated - SVP of Sales and Marketing

If I could add, we live in the standard product business and we’re very, very comfortable with the standard product business. And the size of the business, the differences, that shift might not have to occur so quickly. So we haven’t gotten into the details of it. But we might see some opportunity to actually grow that business while we continue to grow the high margin business within our models quite well. So we’re excited about all parts of this business. There may be some — we’re not so concerned about this dramatic shift as they may have been in their model at $100 million. So we’re really comfortable with standard commodity type products, and we’ve done — our history has shown that we’ve done quite well with that.

Christopher Longiaru - Sidoti & Company - Analyst

Great. And in terms of, Alex — I don’t know if you can talk about this, or not. Your internal utilization at those facilities, can you comment on where that is now?

Alex Hui - Pericom Semiconductor Corporation - CEO

Actually, our utilization, you’re probably referring to our frequency control product utilization. Actually, the utilization actually has improved substantially. As I mentioned in the call, this quarter compared to two quarters ago, yes.

Christopher Longiaru - Sidoti & Company - Analyst

All right. That’s all I have, guys. Thank you for taking my questions. Congratulations, again.

Keh-Shew Lu - Diodes Incorporated - President & CEO

Thank you.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

SEPTEMBER 03, 2015 / 5:00PM, DIOD - Diodes Inc Conference Call to Discuss the Proposed Acquisition of Pericom Semiconductor Corporation

Operator

Shawn Harrison, Longbow Research.

Shawn Harrison - Longbow Research - Analyst

My congratulations, as well.

Keh-Shew Lu - Diodes Incorporated - President & CEO

Thank you.

Shawn Harrison - Longbow Research - Analyst

A couple of questions, just on the IC side. Typically, if you’re able to bring some of that stuff in-house, what is the timeframe that would take? Is it 12 months, is it longer than that, before you’d be able to get approval to bring some of that in-house?

Keh-Shew Lu - Diodes Incorporated - President & CEO

Right now, I don’t have the answer, yet. Because we really need to have a detailed study to see the demand and see who are their customers and see what kind of economics they really need. So I do not have the [separate] answer for you yet. It’s too early.

Shawn Harrison - Longbow Research - Analyst

On BCD, I thought it took 12 months. Is that the correct range with BCD?

Keh-Shew Lu - Diodes Incorporated - President & CEO

Well, BCD, from packaging, yes, it takes about 12 months. But the BCD product is much standard type of product. Pericom product is more — they deal with a lot of major customer who have much stronger (inaudible). So right now, I cannot give you that answer.

Shawn Harrison - Longbow Research - Analyst

Okay. Second, I know this isn’t a call on the organic environment and you no longer do mid-quarter updates, but with the volatility in the stock market and your stock price, would you be willing to give us an update on where organic demand is tracking so far in the quarter?

Keh-Shew Lu - Diodes Incorporated - President & CEO

Well, I don’t think now we’re going to be talking about that, because I’ve actually concentrate the call on M&A today.

Shawn Harrison - Longbow Research - Analyst

Fair enough. Finally, Rick, some specific modeling questions related to the combined company. We can tell what the old stock-based compensation was for Pericom, as well as an amortization number. But what would you expect to be the annualized stock-based comp associated with the new company, as well as what would be the annualized amortization expense associated with it, as well?

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

SEPTEMBER 03, 2015 / 5:00PM, DIOD - Diodes Inc Conference Call to Discuss the Proposed Acquisition of Pericom Semiconductor Corporation

Rick White - Diodes Incorporated - CFO

Well, in the agreement, the way we’re going to convert, there are issues and options and cash out the vested piece and convert the unvested piece. It’s in the agreement. You can look at the details there. I would assume that over time, that they would get on the Diodes plan and we would use our issues as part of the total compensation package. So I would think it would be similar to what Diodes has going forward.

Shawn Harrison - Longbow Research - Analyst

Okay. And then just trying to think of the amortization expense, since that’s backed out of your non-GAAP numbers, do you have a ballpark of what it will be with the acquisition?

Rick White - Diodes Incorporated - CFO

No. Because those are based on the intangibles of the prior acquisitions, and we haven’t done the purchase accounting around this yet. I don’t know what that’s going to be.

Shawn Harrison - Longbow Research - Analyst

Okay. Last, to be crystal clear on my math, the net purchase price is $271 million after considering the cash on Pericom’s balance sheet?

Rick White - Diodes Incorporated - CFO

Yes. That’s about right.

Shawn Harrison - Longbow Research - Analyst

Okay. Perfect. Once again, congratulations.

Keh-Shew Lu - Diodes Incorporated - President & CEO

Thank you.

Operator

Harsh Kumar, Stephens.

Harsh Kumar - Stephens Inc. - Analyst

Hello, guys. I had a couple of questions. I’m trying to understand the rationale for this deal, Dr. Lu. I think for the last two years, the big goal at Diodes has been to optimize the BCD fab. And I’m trying to understand what, if any, is the opportunity around that optimization with these products? Since it was such a big goal for the last two years, I’m hoping you guys can give a little bit of clarity and I’m hoping that this would at least help alleviate some of the pressures on that goal?

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

SEPTEMBER 03, 2015 / 5:00PM, DIOD - Diodes Inc Conference Call to Discuss the Proposed Acquisition of Pericom Semiconductor Corporation

Keh-Shew Lu - Diodes Incorporated - President & CEO

Okay. These really, they’re two separate issues. BCD, wafer fab, underloaded you know was because we acquired BCD, they just start to release that Fab 2 .. And because of that, they start from complete NC fab, then we move some of the product, which in the Fab 1 to Fab 2, and we made the decision immediately all the new product is designed using the BCD process. So since then, that is the strategy is move whatever we can move from 1 to 2, [from fab to fab]. So right now, both Fab, 1 and 2, is underloaded. But from what we do, I think we talking about SBR , so we implement the SBR process, included into the fab and going through the ramp up, the SBR wafer requirement, to fill in some of empty spots.

At the same time, most important, I won’t say all, but majority of our analog product using BCD fab 2 strategy or process, and we need to wait until those product, fully ramped to take over that capacity. I’m talking about if we put in the 8-inch, we’ll take back some of the capacity to convert into 8-inch. So we are doing the 8-inch fab implementation, which won’t be in production until probably middle of next year, maybe start to ramp by the end of next year.

But those are the long-term strategies. When we do M&A, we are not trying to quickly buy a company to fill the capacity in the short term. That is not what I’m doing. When I look at M&A, I more look at long-term strategy. And field effect and on BCD fab, that is the short-term and we are well on our way to doing that. Most of the analog products we release is using that technology including LED, AC-to-DC and all the DC-to-DC, and the standard analog, those kinds of product we have been announced since the last two years. It’s almost all using the FAB 2, SFAB 2. even the logic product, that new logic product is there.

Julie Holland - Diodes Incorporated - VP of Worldwide Analog Products

We have already started the logic transition. And as you said, the significant portion of all of our new analog products do come from that.

Keh-Shew Lu - Diodes Incorporated - President & CEO

Again, I need to emphasize that M&A is a long term strategy. Loading the SFAB is a short term strategy. We continue our short-term wafer to get it done.

Harsh Kumar - Stephens Inc. - Analyst

Got it. Okay. And then another question. I’m not very familiar with Pericom, unlike most of the other analysts, but I just looked at the 10-K. 2010 revenue is $146 million, 2011, $166 million, then a pretty sharp decline. And now $129 million. What was the major cause, historically speaking, for — this was a relatively good timeframe for the industry. What was specifically going on with Pericom at that time to decline in revenues?

Alex Hui - Pericom Semiconductor Corporation - CEO

Actually, if we look at — this is Alex — if we look at revenues, essentially, it was flat over the last three years. But this is part of our strategic shift to increase our mix of products in service (inaudible), cloud computing, and embedded, while we all at the save time giving us some of our lower margin business. So as you could see in the last 12 months, while our revenue is flat, our gross margin and our operating margin has increased tremendously. Actually, from the earnings standpoint, year-to-year, we more than doubled our EPS. That’s the industry strategy that is continued to go after margin dollar versus revenue and control operating expense, so that we could achieve higher EPS. And that’s being reflected in our results.

Harsh Kumar - Stephens Inc. - Analyst

Got it. Thank you for that clarity. And then another one, Dr. Lu, or maybe Rick, I’m looking at that slide that has the financials. So Diodes’ second quarter 2015 profit from operations, let’s call it operating profit margin, 10%, Pericom at 8.5%. So while Pericom has higher gross margin, seems

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

SEPTEMBER 03, 2015 / 5:00PM, DIOD - Diodes Inc Conference Call to Discuss the Proposed Acquisition of Pericom Semiconductor Corporation

to have a little bit higher OpEx structure. Even if I take out the $5 million, $7 million that, Rick, you talked about as combined company costs, it would still simply get back to where Diodes was at before, or Diodes is already at. So how would this create value from a profitability standpoint past the operating structure line?

Keh-Shew Lu - Diodes Incorporated - President & CEO

Okay. I think — let me answer first. We always go through the calculation. And I think we already said it’s accretive immediately. So this is the number we see and we like it. Now all you really need to do, if you can get the revenue go back to the growth model, and I’m talking about reduce some of the frequency product and focus on the high-margin of the IC side, okay, so the bottom line is increased, we see that trend. So moving forward, if they can continue, we see that trend and if that trend continues, then the bottom line is going to be much increased. I’m not looking at 2Q, the number, and say, okay, they are no longer improved , because I believe the trend will continue.

And additional, since we are comfortable with the standard product, the frequency type of product is really well suited for our business model. So we [step up spending in] that area, we are thinking if we can aggressively grow that area, and that includes the GP dollars at the end. This is more care is GP dollars, not the GP%. And with that GP product, if we can significantly improve, then you go down the bottom line, earnings per share, because R&D, SG&A, all those are fixed cost, and so I can increase the bottom line. I won’t say easily, but I think it’s there. That’s why I got this transition, because it will suit the Diodes business model, especially we are good on the standard business and at the same time, the scale. Pericom is exciting themselves and now it’s combined with Diodes. And the scale is measured on the bottom line data.

Harsh Kumar - Stephens Inc. - Analyst

Got it. Okay. Thanks, Dr. Lu. Appreciate it and congratulations on the deal.

Keh-Shew Lu - Diodes Incorporated - President & CEO

Thank you.

Operator

Lena Zhang, Blaylock.

Lena Zhang - Blaylock Robert Van, LLC - Analyst

Thank you. Congratulations, as well. Most of my questions have been answered. I have one last one. Given the geography mix and the business channel versus the OEM mix for these two companies, is that fair to assume the tax rate remains similar?

Keh-Shew Lu - Diodes Incorporated - President & CEO

I think so. If you look at theirs and ours, it should be about the same.

Lena Zhang - Blaylock Robert Van, LLC - Analyst

Thank you. Congratulations, again.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

SEPTEMBER 03, 2015 / 5:00PM, DIOD - Diodes Inc Conference Call to Discuss the Proposed Acquisition of Pericom Semiconductor Corporation

Keh-Shew Lu - Diodes Incorporated - President & CEO

Thank you.

Operator

Thank you. I’m showing no further questions at this time. I’d like to turn the conference back over to Dr. Lu for closing remarks.

Keh-Shew Lu - Diodes Incorporated - President & CEO

Thank you to everyone for joining us today. We look forward to providing additional update regarding the integration of Pericom and the expanded opportunity for Diodes. Operator, you may now disconnect.

Operator

Ladies and gentlemen, thank you for participating in today’s conference. This does conclude the program and you may all disconnect. Have a great day, everyone.

DISCLAIMER

Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

©2015, Thomson Reuters. All Rights Reserved.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

SEPTEMBER 03, 2015 / 5:00PM, DIOD - Diodes Inc Conference Call to Discuss the Proposed Acquisition of Pericom Semiconductor Corporation

Additional Information and Where to Find It

Pericom Semiconductor Corporation (“Pericom”) intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement in connection with its proposed acquisition by Diodes and furnish or file other materials with the SEC in connection with the proposed transaction. The definitive proxy statement will be sent or given to the shareholders of Pericom and will contain important information about the proposed transaction and related matters. BEFORE MAKING ANY VOTING DECISION, PERICOM’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THOSE OTHER MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. The proxy statement and other relevant materials (when they become available), and any other documents filed by Pericom with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Pericom by contacting Pericom’s Investor Relations by telephone at (408) 232-9100, or by mail to Investor Relations Department, Pericom Semiconductor Corporation, 1545 Barber Lane, Milpitas, California 95035 or by going to Pericom’s Investor Relations page on its corporate website at www.pericom.com.

Participants in the Solicitation

Pericom and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Pericom in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding the directors and executive officers of Pericom is included in proxy statement for its 2014 Annual Meeting, which was filed with the SEC on October 16, 2014, and is supplemented by other public filings made, and to be made, with the SEC by Pericom.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed transaction; satisfaction of closing conditions to the consummation of the proposed transaction; the impact of the announcement of the proposed transaction on Pericom’s relationships with its employees, existing customers or potential future customers; and such other risks and uncertainties pertaining to the Pericom’s business as detailed in its filings with the SEC on Forms 10-K and 10-Q, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Pericom assumes no obligation to update any forward-looking statement contained in this document.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.